UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

Pharmagreen Biotech Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-151350	26-1679929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2987 Blackbear Court, Coquitlam, British Columbia, V3E 3A2

(Address of Principal Executive Offices) (Zip Code)

702-803-9404

(Registrant's telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PHBI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 1.01 Entry into a Material Definitive Agreement

Corporate Notes Listing Services Agreement

Effective January 29, 2020, the Company entered into a listing services agreement with Selected Listings Inc., (“Listing Agent”).  Pursuant to the terms of the agreement, the Listing Agent will provide professional services and assistance in issuing secured Corporate Notes (Bonds) with ring fenced security of US Treasury Bills and listing the Corporate Notes on the Vienna Stock Exchange.

The secured Corporate Notes (Bonds), are asset backed by 25.5 acres of land in Deroche, B.C., Canada and further asset development on the property. The Issuer, in 2018, has a registered covenant with the New Westminster land titles office, governing the said land stipulating that the Issuer has the right to purchase the said land on a cost plus out of pocket expenses basis (acquisition closing costs and regular land maintenance cost to date) for the next 5 years from the principal, father of company’s CEO, Peter Wojcik.  The Issuer plans to acquire the said property from the funds raised via the bond offering.

The description of the transaction contemplated by this agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Pharmagreen Biotech Inc.

Dated: May 22, 2020	By:	/s/ Peter Wojcik
Peter Wojcik
Chief Executive Officer, Director